Exhibit 99.1

FOR IMMEDIATE RELEASE

KUSTOM ENTERTAINMENT, INC. ANNOUNCES BINDING AGREEMENT FOR THE DIVESTITURE OF ITS VIDEO SOLUTIONS SEGMENT TO FULLY COMPLETE LIVE ENTERTAINMENT PIVOT

Transaction Structured to Provide Up to $5.5 Million plus 2,000,000 Warrants to acquire shares of common stock of Cycurion, Inc.; Follows Previously Announced Major Live Music Expansion Partnership with Gilley’s Park City

OVERLAND PARK, KS – June 25, 2026 – Kustom Entertainment, Inc. (Nasdaq: KUST) (the “Company”), a live entertainment and music festival company, today announced it has entered into a binding agreement for the divestiture of its legacy video solutions division to Cycurion, Inc. (NASDAQ: CYCU) (“Cycurion”).

This strategic divestiture accelerates Kustom’s complete focus on its rapidly growing live event production portfolio and proprietary online ticketing operations, fully aligning corporate resources with its recent rebranding and Nasdaq ticker symbol “KUST.”

The transaction represents a key operational milestone in Kustom’s planned corporate overhaul, following the divestiture of its medical billing business earlier this year and the Company’s recently announced multi-year partnership between its wholly owned subsidiary, Kustom 440, Inc., and Ruffin Properties, LLC, owner of Gilley’s Park City (“Gilley’s”). Together, these divestitures and the Gilley’s partnership position Kustom to expand its live music footprint ahead of the upcoming festival season while continuing to strengthen and grow its online ticketing business, which complements its live event operations.

Transaction Overview

The Cycurion transaction is designed to enhance Kustom’s near-term financial flexibility while preserving meaningful long-term equity upside. The consideration includes:

●	Cash and secured debt consideration: $5.5 million in total consideration, including $1.25 million in upfront cash and a $4.25 million secured promissory note payable over 36 months at 7% interest.
●	Warrant upside: Kustom will receive 2,000,000 warrants to purchase Cycurion common stock, giving the Company potential upside from Cycurion’s future market performance as the legacy video solutions division is integrated into Cycurion’s security business.
●	Timing: The divestiture is expected to close in July 2026, subject to the satisfaction of customary closing conditions.
●	Value to Shareholders: Based on total consideration of $5.5 million, the transaction equates to approximately $5.33 per estimated current outstanding common share.

The sale of the legacy video segment gives Kustom a leaner operating structure and sharper focus on the full fan experience—from ticket purchase through the final encore—as it pursues an estimated $100 billion global addressable market.

Management Comment

“This divestiture sharpens our focus and allows us to direct resources toward the significant opportunity we see in the entertainment sector,” said Stanton E. Ross, CEO of Kustom Entertainment. “We are quickly moving from a strong regional presence to a national live event and ticketing platform. This transaction gives us the capital and operational clarity needed to accelerate the expansion plans we launched last month.”

Reflecting on the combined impact of the past month’s milestones, Ross added: “As we noted in our Gilley’s announcement, expanding our festival footprint into the Wichita region enables us to significantly enhance the fan experience with camping, premium amenities, and world-class live music. Completing this divestiture ensures we have the dedicated capital and team focus to execute that plan effectively.”

The “Country Stampede” Evolution & Gilley’s Expansion Status

Kustom’s flagship event, the Country Stampede Music Festival, celebrates its milestone 30th Anniversary this week (June 25–27, 2026) at the Azura Amphitheater in Bonner Springs, Kansas, featuring headliners Rascal Flatts, Zach Top, and Treaty Oak Revival.

As detailed in the Company’s announcement this past month, the 2027 edition of Country Stampede Kansas will officially move to Gilley’s Park City from June 25–27, 2027.

The transition to Gilley’s—located in Park City, KS, a suburb of Wichita—is the cornerstone of Kustom’s live entertainment pipeline:

●	Doubled Capacity: The venue move allows Kustom to nearly double its current capacity, hosting up to 35,000 people per show.

●	Expanded Footprint: The added acreage gives Kustom the ability to expand and customize the destination experience with larger crowds, extensive camping, diverse food and beverage options, and premium fan amenities.

●	Increased Utilization: The agreement establishes Gilley’s as a seasonal destination, including more than 20 show days in 2027 across multiple events spanning the spring, summer, and fall, alongside select events planned for fall 2026.

Patrons attending this week’s 2026 festival in Bonner Springs will receive the previously promised “first look” at early details of the future Park City festival concept. When tickets go on sale for the 2027 event at Gilley’s, current 2026 ticket holders will receive early access before the general public. Tickets to the 2026 festival can be purchased at www.countrystampede.com.

Additional details regarding fall 2026 event dates, 2027 festival schedules, artist lineups, and ticketing packages continue to be finalized and will be announced at a later date.

About Kustom Entertainment, Inc.

Kustom Entertainment, Inc. (Nasdaq: KUST) is an emerging leader in live event production and entertainment ticketing technology, specializing in large-scale music festivals and end-to-end event management solutions. By leveraging proprietary ticketing platforms and premier venue partnerships, Kustom is dedicated to monetization across the entire live event lifecycle. For additional information, please visit www.kustom440.com.

Forward-Looking Statements

Statements made in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and assumptions and are subject to risks and uncertainties with the proposed divestiture. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “may,” “potential,” “should,” “will,” “would” or the negative or plural of these words or similar expressions or variations. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of today’s date. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made, and the Company assumes no duty to update forward-looking statements, except as required by law. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to, the risks described from time to time in the Company’s periodic filings with the U.S. Securities and Exchange Commission, (i) the ability of the parties to complete the proposed transaction on the anticipated terms and timing, or at all; (ii) the risk that the Company’s stock price may fluctuate during the pendency of the proposed transaction and may decline if the proposed transaction is not completed; (iii) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations, including during the pendency of the proposed transaction; (iv) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction; (v) potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the proposed transaction; (vi) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (vii) unexpected costs, liabilities or delays associated with the transaction; (viii) the satisfaction or waiver of other conditions to the completion of the proposed transaction; and the risks described in the Company’s 2025 Annual Report on Form 10-K under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and the Company undertakes no duty to update this information.

For Additional Information, Please Contact:

Stanton E. Ross, CEO

Phone: (913) 456-KUST (5878)

info@kustoment.com

www.kustoment.com

www.kustom440.com

www.countrystampede.com